UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2005

PIXELWORKS, INC.

(Exact Name of Registrant as Specified in Its Charter)

OREGON

(State or Other Jurisdiction of Incorporation)

000-30269	91-1761992
(Commission File Number)	(IRS Employer Identification Number)

8100 SW Nyberg Road

Tualatin, Oregon 97062

(503) 454-1750

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

This Form 8-K/A amends the current report on Form 8-K dated June 14, 2005 (filed June 15, 2005) to include Item 9.01 Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired.

EQUATOR TECHNOLOGIES, INC.
AND SUBSIDIARIES

Independent Auditors’ Report

The Board of Directors
Equator Technologies, Inc.:

We have audited the accompanying consolidated balance sheet of Equator Technologies, Inc. and subsidiaries (the Company) as of March 31, 2005, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Equator Technologies, Inc. and subsidiaries as of March 31, 2005, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Mountain View, California

August 29, 2005

EQUATOR TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

March 31, 2005

Assets
Current assets:
Cash	$3,112,984
Accounts receivable, less allowance of $700	4,293,567
Inventories	6,560,598
Prepaid expenses and other current assets	309,633
Total current assets	14,276,782
Property and equipment, net	1,006,401
Other assets	318,830
Total assets	$15,602,013
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of note payable	$4,520,736
Accounts payable	2,668,936
Accrued compensation	603,609
Accrued expenses	845,549
Deferred revenue	882,865
Total current liabilities	9,521,695
Other noncurrent liabilities	668,964
Total liabilities	10,190,659
Commitments
Shareholders’ equity:
Preferred stock; $0.001 par value:
Series E, authorized 273,224 shares; 259,839 shares issued and outstanding; aggregate liquidation preference of $33,537,072	33,411,661
Series F, authorized 44,769,758 shares; 42,281,322 shares issued and outstanding; aggregate liquidation preference of $5,919,385	5,439,446
Series F-1, authorized 3,111,112 shares; 3,111,112 shares issued and outstanding; aggregate liquidation preference of $435,556	403,395
Series G, authorized 1,000,000 shares; 0 issued and outstanding	—
Common stock, $0.001 par value; authorized 130,000,000 shares; 738,957 shares issued and outstanding	739
Deferred stock-based compensation	(1,933,083)
Additional paid-in capital	133,840,478
Accumulated deficit	(165,751,282)
Total shareholders’ equity	5,411,354
Total liabilities and shareholders’ equity	$15,602,013

See accompanying notes to consolidated financial statements.

EQUATOR TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statement of Operations

Year ended March 31, 2005

Revenue:
Product revenue	$19,554,010
Service revenue	889,021
Total revenue	20,443,031
Cost of sales	10,477,574
Gross profit	9,965,457
Costs and expenses:
Research and development	7,696,480
Sales and marketing	7,709,133
General and administrative	1,427,314
Stock-based compensation	2,549,518
Total costs and expenses	19,382,445
Operating loss	(9,416,988)
Other income (expense):
Interest and other income	28,816
Interest and other expense	(662,388)
Loss before income taxes	(10,050,560)
Income tax benefit	(7,512)
Net loss	$(10,043,048)

See accompanying notes to consolidated financial statements.

EQUATOR TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statement of Shareholders’ Equity

Year ended March 31, 2005

	Preferred stock								Additional	Deferred	Accumulated other		Total
	Series E		Series F		Series F-1		Common stock		paid-in	stock-based	comprehensive	Accumulated	shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	compensation	income	deficit	equity
Balances as of March 31, 2004	221,367	$ 28,510,098	34,817,561	$ 4,514,520	3,111,112	$ 403,395	449,034	$ 449	$ 129,412,869	$ (210,601)	$ 8,022	$ (155,708,234)	$ 6,930,518
Issuance of Series E preferred stock at $129 per share, net of issuance costs of $53,246	38,472	4,901,563	—	—	—	—	—	—	—	—	—	—	4,901,563
Issuance of Series F preferred stock at $0.14 per share, net of issuance costs of $120,000	—	—	7,463,761	924,926	—	—	—	—	—	—	—	—	924,926
Stock issued to employees upon exercise of options	—	—	—	—	—	—	289,923	290	2,609	—	—	—	2,899
Stock options granted to employees with exercise prices below fair value	—	—	—	—	—	—	—	—	4,425,000	(4,425,000)	—	—	—
Amortization of stock-based compensation	—	—	—	—	—	—	—	—	—	2,702,518	—	—	2,702,518
Comprehensive loss:
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	(8,022)	—	(8,022)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(10,043,048)	(10,043,048)
Total comprehensive loss													(10,051,070)
Balances as of March 31, 2005	259,839	$ 33,411,661	42,281,322	$ 5,439,446	3,111,112	$ 403,395	738,957	$ 739	$ 133,840,478	$ (1,933,083)	$ —	$ (165,751,282)	$ 5,411,354

See accompanying notes to consolidated financial statements.

EQUATOR TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Year ended March 31, 2005

Cash flows from operating activities:
Net loss	$(10,043,048)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,058,439
Amortization of stock-based compensation	2,702,518
Noncash interest expense	488,000
Changes in operating assets and liabilities:
Accounts receivable, net	(2,827,413)
Inventories	(2,120,630)
Prepaid expenses and other current assets	465,975
Accounts payable, accrued compensation, and accrued expenses	1,362,556
Deferred revenue	467,865
Other noncurrent liabilities	(290,088)
Net cash used in operating activities	(8,735,826)
Cash flows used in investing activities:
Purchase of property and equipment	(316,554)
Cash flows from financing activities:
Net proceeds from issuance of common stock	2,899
Repayments of notes payable	(116,000)
Net proceeds from issuance of preferred stock	5,826,489
Net cash provided by financing activities	5,713,388
Effect of exchange rate fluctuations on cash	(8,022)
Net decrease in cash	(3,347,014)
Cash at beginning of year	6,459,998
Cash at end of year	$3,112,984
Supplemental disclosures of cash flow information:
Cash (received) paid during the year:
Income taxes	$(7,512)
Interest	3,189

See accompanying notes to consolidated financial statements.

EQUATOR TECHNOLOGIES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2005

(1)                     Description of Business

Equator Technologies, Inc. (the Company) is a fabless semiconductor company that designs, develops, and markets high-performance, highly programmable, power-efficient systems-on-a-chip (SoCs) designed for video and image processing applications across a wide range of consumer and enterprise end markets, such as video conferencing, digital head-end equipment, video surveillance, home gateway, and set-top boxes. The Company’s BSP family of chips executes complex software algorithms that perform digital compression, decompression, and other video processing functions on a single chip using proprietary technology to deliver four to eight times more operations per second at its core, a key measure of performance, than competing digital signal processors and other processors. Unlike fixed function ASICs, the Company’s processors are programmable and adaptable to new software applications.

The Company was originally incorporated in California in 1996 and was reincorporated in Delaware in February 2001.

The Company relies on independent, third-party contractors to perform manufacturing, assembly, and test functions. This fabless approach allows the Company to focus on designing, developing, and marketing its products and significantly reduces the amount of capital needed to invest in manufacturing products.

The accompanying consolidated financial statements include the accounts of Equator Technologies, Inc. and its wholly owned subsidiaries in Japan and France at March 31, 2004. The subsidiaries were fully liquidated during the year ended March 31, 2005. All significant intercompany transactions and balances have been eliminated in consolidation.

The Company has a history of incurring operating losses. During the year ended March 31, 2005, the Company used $8.7 million in cash to fund operating activities. The Company has been reliant upon obtaining additional equity and debt financing to fund its working capital and capital spending requirements.

On June 14, 2005, the Company was acquired by Pixelworks, Inc., for approximately $108 million in cash. Additionally, all outstanding options to purchase the Company’s stock were assumed by Pixelworks, Inc. See note 13.

(2)                     Summary of Significant Accounting Policies

(a)                      Cash Equivalents

The Company considers all highly liquid investments with maturities at the date of purchase of three months or less to be cash equivalents. The Company held no cash equivalents at March 31, 2005.

(b)                      Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of trade accounts receivable. Significant customer information as of and for the year ended March 31, 2005, is as follows:

Percent of
total revenue
Customer:
A	31%
B	10%

Percent of total
accounts
receivable
Customer:
B	12%
C	32%
D	29%

(c)                       Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable includes amounts due from customers for which revenue has been recognized or amounts are legally due. Accounts receivable are recorded at invoiced amount and do not bear interest. The Company evaluates the collectibility of accounts receivable based on a combination of factors. In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, the Company records a specific allowance against amounts due, and thereby reduces the net recognized receivable to the amount the Company reasonably believes will be collected. If all collection efforts have been exhausted, the receivable is written off against the allowance.

(d)                      Inventories

Inventories are stated at the lower of cost or market on a first-in, first-out basis. The carrying value of inventories is reduced for estimated obsolescence or unmarketable inventory by an amount that is the difference between its cost and the estimated market value based on assumptions about future demand and market conditions. Inventory obsolescence or excess inventory is evaluated by analyzing the inventory aging, backlog, and future customer demand on an individual-product basis. The carrying value of inventory is evaluated for lower of cost or market on an individual-product basis.

Evaluations are based on the difference between net realizable value and cost. Net realizable value is determined as the selling price of the product less estimated cost of disposal. The carrying value of inventory is reduced to the lower of cost or the net realizable value.

(e)                       Other Assets

Other assets consist principally of cash deposits for office space under operating leases.

(f)                         Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Computers and other equipment are depreciated over three years, while furniture and fixtures are depreciated over five years. Leasehold improvements are amortized over the estimated useful lives of the assets or the lease term, whichever is shorter.

(g)                      Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is recorded against deferred tax assets if it is more likely than not that all or a portion of the deferred tax assets will not be realized.

The Tax Reform Act of 1986 imposes restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an “ownership change,” as defined by the Internal Revenue Code. The Company’s ability to utilize its net operating loss and tax carryforwards is subject to restriction pursuant to these provisions.

(h)                      Revenue Recognition

The Company’s revenue recognition policy stipulates that for products shipped to Original Equipment Manufacturers (OEMs), revenues are recognized where there is a contract or purchase order, title is transferred, usually when the products or services are either shipped or rendered, and the collection of the resulting receivable is reasonably assured. Based on historical experience, the Company records reductions in revenues for estimated product returns. With respect to products that are shipped to distributors, the Company generally defers recognition of those product revenues until the distributors sell the products to their end customers. If the Company sells processors to distributors under special arrangements without any price protection or return privileges, revenues are recognized upon transfer of title, which typically occurs upon shipment.

The Company also generates revenues from the sales of reference software, development boards, and software tools. The Company follows the provisions of the American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions.

Consulting and other service revenue, including fees for training, support, and other services, that are not essential to the functionality of the software are recognized as revenue as the services are performed. Maintenance revenue is deferred and recognized ratably over the contract period.

The arrangement fees related to fixed-priced consulting contracts are recognized using the percentage-of-completion method. Percentage-of-completion is measured monthly based primarily on input measures such as hours incurred to date compared to total estimated hours to complete with consideration given to output measures such as contract milestones, when applicable. Anticipated losses on fixed-priced contracts are recognized in the period in which they become known.

(i)                         Advertising Expense

The Company expenses the costs of advertising and promoting its products and services as incurred. These costs are included in sales and marketing in the accompanying consolidated statement of operations. The Company incurred advertising expenses of approximately $22,000 for the year ended March 31, 2005.

(j)                         Software Development Costs

Development costs incurred in the research and development of the Company’s new software products are expensed as incurred until technological feasibility in the form of a working model has been established. To date, software development costs that were eligible for capitalization have been insignificant and the Company has charged all software development costs to research and development expense as incurred.

(k)                      Research and Development

Research and development expenses primarily are comprised of compensation and related expenses for engineers and also include expenses incurred in connection with contract revenues.

(l)                         Stock-Based Compensation

The Company has elected to follow the guidance in Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees to account for employee stock options. Accordingly, the Company recognizes no compensation expense with respect to stock-based awards to employees for which the exercise price equals the fair market value of the underlying stock on the date of grant. The Company has determined pro forma information regarding net loss as if the Company had accounted for employee stock options under the fair-value method under Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-Based Compensation, and Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation–Transition and Disclosure.

The following table illustrates the effect on net loss as if the fair-value-based method had been applied to all outstanding and unvested awards for the year ended March 31, 2005:

Net loss, as reported	$(10,043,048)
Add stock-based employee compensation expense included in reported net loss	2,702,518
Deduct total stock-based employee compensation expense determined under fair-value-based method for all awards	(3,081,183)
Pro forma net loss	$(10,421,713)

The fair value of each option was estimated on the date of grant using the minimum-value method with the following weighted average assumptions: no dividend yield; volatility of 0%; risk-free interest rate of 3.19%; and expected life of 3.5 years.

The Company accounts for equity instruments granted to nonemployees under SFAS 123, Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, and FIN No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans. The equity instruments are recorded at fair value under SFAS 123 and are measured and recognized in accordance with EITF Issue No. 96-18 and FIN No. 28.

(m)                   Impairment of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or disposal of Long-Lived Assets, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset group exceeds the fair value of the asset group.

Assets to be disposed of, if any, are separately presented in the consolidated balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held-for-sale would be presented separately in the appropriate asset and liability sections of the consolidated balance sheet.

(n)                      Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include the valuation allowance related to net deferred tax assets, the determination of the fair value of stock options, the allowance for doubtful accounts, inventory valuation, and certain contingency items. The Company bases its estimates on history and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of management’s judgments regarding the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from these estimates.

(o)                      Segment Reporting

The Company is organized in a single operating segment for purposes of making operating decisions and assessing performance. The chief operating decision maker evaluates performance, makes operating decisions, and allocates resources based on financial data consistent with the presentation in the accompanying consolidated financial statements.

(p)                      Comprehensive Income

The Company follows the provisions of SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires companies to disclose certain information regarding the nature and amounts of comprehensive income included in the consolidated financial statements.

(q)                      Recent Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (Revised), Share-Based Payment. This revision replaced the existing SFAS No. 123 to no longer allow public companies to apply the intrinsic value-based-method of accounting for stock compensation described in APB 25, Accounting for Stock Issued to Employees. Under the revised statement, public entities must measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost must be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption over the remaining vesting period. The statement may be adopted using a modified prospective or modified retrospective approach, and is effective for the annual reporting period beginning after June 15, 2005. While the Company is still in the process of determining how it will adopt the statement and what the impact will be on its consolidated financial statements, the Company expects it to have an adverse effect on its consolidated statement of operations.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs – an Amendment of ARB 43, Chapter 4. This statement amends the guidance in Accounting Research Bulletin No. 43, Chapter 4, Inventory Pricing (ARB43), to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges…” This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal”. In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this statement are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not expect that adoption of this statement will have a material impact on its consolidated financial statements.

(r)                        Reclassifications

Certain reclassifications have been made to the prior year amounts to conform with the fiscal year 2005 presentation.

(3)                     Inventories

Inventories as of March 31, 2005 consisted of the following:

Work in process	$2,117,360
Finished goods	4,443,238
$6,560,598

(4)                     Property and Equipment

Property and equipment as of March 31, 2005 consisted of the following:

Computer and other equipment	$8,883,403
Furniture and fixtures	335,513
Leasehold improvements	317,096
9,536,012
Less accumulated depreciation and amortization	(8,529,611)
$1,006,401

(5)                     Note Payable

Note payable as of March 31, 2005 consisted of the following:

Secured promissory note, including interest, with a stated interest rate of 1.68% and an effective interest rate of 8% per annum maturing on December 31, 2005	$4,614,486
Less: unamortized issuance costs	(93,750)
$4,520,736

On January 8, 2004, an unrelated party issued a secured promissory note of $5,000,000 bearing interest of 1.68% per annum to the Company, offset by $250,000 in issuance costs. The note has been discounted to recognize interest at an effective rate of 8%. The maturity date of the note is upon the earlier of December 31, 2005 or upon or after the occurrence of an event of default which includes (a) failure to pay; (b) voluntary bankruptcy; (c) insolvency proceedings; (d) termination by the Company of any of the Strategic Vendor Agreement; or (e) the product agreement or the service agreement that have been signed by the Company and the unrelated party in connection with the note.

As part of the agreement, the Company granted the unrelated party warrants to purchase 1,000,000 shares of the Company’s Series G preferred stock for a total exercise price of $1,000,000 and with an expiration date of June 30, 2005. Per the terms of the agreement, provided the Company has not earlier dispatched, and not rescinded a wind-up notice, the Company may exercise a 30-day postponing clause in the warrant agreement for $1. The Company assessed the likelihood of the unrelated party exercising the warrant as remote, and deemed the fair value of the warrant as $0. These warrants expired unexercised.

(6)                     Shareholders’ Equity

On November 18, 2004, the Company’s Articles of Incorporation were restated in Delaware and the number of shares decreased to 182,265,206 shares, including 130,000,000 shares of common stock with a par value of $0.001, 273,224 shares of Series E preferred stock, 44,769,758 shares of Series F preferred stock, 3,111,112 shares of Series F-1 preferred stock, and 1,000,000 shares of Series G preferred stock.

The rights, preferences, and privileges of the Series E, F, and F-1 preferred stock are as follows:

(a)       Liquidation Preference

Upon any liquidation or winding up of the Company, the holders of Series E, F, and F-1 preferred stock shall be entitled to receive in preference to the holders of common stock an aggregate amount of $39,892,013.

After the payment of the full liquidation preferences to the holders of Series E, F, and F-1 preferred stock, the remaining assets shall be distributed ratably to the holders of the common stock and the Series E, F, and F-1 preferred stock on a common-equivalent basis. A merger, acquisition, sale of voting control, or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation.

(b)       Voting Rights

The preferred stock will vote together with the common stock and not as a separate class except as specifically provided or as otherwise required by law. Each share of preferred stock has a number of votes equal to the number of shares of common stock then issuable upon conversion of such preferred stock. As long as at least 2,500,000 shares remain outstanding of the preferred stock, a majority of the preferred stock shall be necessary for effecting (i) any kind of allocation of articles or bylaws of the Company or any other action that limits the voting rights, preferences, or other special rights of the preferred stock; (ii) any increase or decrease in the authorized number of shares; (iii) any authorization of a new class or series of preferred stock ranking senior to the preferred stock; (iv) any redemption, repurchase, exchange, or distribution with respect to common stock; and (v) any agreement regarding an asset transfer, acquisition, merger or voluntary dissolution, or liquidation.

(c)        Board of Directors

The size of the Company’s board of directors is currently set at seven members. The size of the board of directors of the Company shall be determined and the members of the board shall be elected in accordance with the terms of the Company’s fifth amended and restated co-sale and voting agreement.

(d)       Financing Activities

On August 6, 2004, 25,649 shares of the Company’s Series E preferred stock and 4,976,099 shares of the Company’s Series F preferred stock were issued at purchase prices of $128.79 and $0.14 per share, respectively, for aggregate cash proceeds of $3,999,989.

On November 18, 2004, 12,823 shares of the Company’s Series E preferred stock and 2,487,662 shares of the Company’s Series F preferred stock were issued at a purchase price of $128.79 and $0.14 per share, respectively, for aggregate cash proceeds of $1,999,747.

(7)       Series G Preferred Stock

The Company is authorized to issue shares of Series G preferred stock (Series G) in accordance with its Certificate of Incorporation. As of March 31, 2005, no Series G shares have been issued.   Upon issuance and subject to the terms of the Certificate of Incorporation, shares of Series G preferred stock may have preferential voting, board election, and liquidation rights as compared to the Company’s other outstanding classes of preferred and common stock.

(8)       Stock Options

The Company has authorized 9,030,940 shares of common stock for issuance under its 1996 Stock Option Plan (the 1996 Plan). Stock options may be granted at an amount not less than fair market value per share at the date of grant as determined by the board of directors. The 1996 Plan allows for immediate exercise of options. Options are exercisable for 10 years and generally vest ratably over a 4-year period with 25% vesting on the first anniversary of the vesting commencement date and monthly thereafter.

Under the 1996 Plan, the Company may repurchase any exercised but unvested shares at a price equal to the greater of (i) the common stock’s fair market value at the termination date or (ii) the original purchase price paid by the holder of the option in the event of voluntary or involuntary termination of the option holder. As of March 31, 2005 and 2004, 136 shares aggregating $1,014 were repurchased under the 1996 Plan; all shares were repurchased at the amount for which they were originally sold.

The Company uses the intrinsic-value method in accounting for its 1996 Plan. During the year ended March 31, 2005, expense of $2,550,000 was recognized related to stock options granted to various employees with exercise prices that were less than the fair value of each share of the Company’s stock at the date of grant. Additionally, amortization of previously deferred stock-based compensation of $152,518 was recognized during the year. The fair value of each option grant is estimated on the date of grant using the minimum-value method with the following weighted average assumptions used for grants in the years ended March 31, 2005: expected lives of 3.5 years; 0% volatility; no dividend yield; and risk-free interest rate of 3.19%. The weighted average fair value of options granted for the year ended March 31, 2005 was $0.02.

The following table summarizes information about stock options outstanding under the 1996 Plan as of March 31, 2005:

	Options outstanding
		Weighted	Options exercisable
		average		Weighted
Range of	Number	remaining	Number	average
exercise	of options	contractual	of options	exercise
prices	outstanding	life (years)	exercisable	price
$0.01	7,114,314	9.13	5,787,357	$0.01
0.30	345,000	9.99	—	—
	7,459,314	9.17	5,787,357	0.01

Option activity for the 1996 Plan is summarized as follows:

	Stock options outstanding
		Weighted
		average
	Number	exercise
	of options	price
Balance as of March 31, 2004	264,486	$0.02
Options granted	8,490,010	0.02
Options canceled	(1,005,259)	0.01
Options exercised	(289,923)	0.01
Balance as of March 31, 2005	7,459,314	0.02

(9)                     Income Taxes

Income tax expense consists primarily of local taxes.

Income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 34% to pretax loss primarily due to net operating losses not benefited. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of March 31, 2005 are presented below:

Deferred tax assets:
Research and other tax credit carryforwards	$6,906,000
Accrued expenses	751,000
Net operating loss carryforwards	55,438,000
Other	781,000
Gross deferred tax assets before valuation allowance	63,876,000
Less valuation allowance	(63,876,000)
Net deferred tax assets	$—

The net change in the valuation allowance for the year ended March 31, 2005 was an increase of approximately $3,212,000.  Management believes that sufficient uncertainty exists as to whether the deferred tax assets will be realized, and accordingly, a valuation allowance is required.

The Company has net operating loss carryforwards for federal and California income tax purposes of approximately $154,005,000 and $52,732,000, respectively, available to reduce future income subject to income taxes.  Federal net operating losses will expire in 2012 through 2025.  States net operating loss carryforwards expire in 2007 through 2015.

The Company also has research credit carryforwards for federal and California income tax return purposes of approximately $5,720,000 and $1,797,000, respectively, available to reduce future income subject to income taxes. The Federal research credit carryforwards will expire beginning in 2012 through 2025.  The California research credit carries forward indefinitely until utilized.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. It is not possible at this time to determine that the realization of the deferred tax assets is more likely than not; accordingly, a full valuation allowance has been established.

The Tax Reform Act of 1986 imposes restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an “ownership change” as defined by the Internal Revenue Code. The Company’s ability to utilize its net operating loss and tax credit carryforwards is subject to restriction pursuant to these provisions.

(10)              Lease Commitments

Operating Leases

The Company leases its facilities under operating leases. These leases expire at various dates through calendar 2006. Future minimum lease payments under noncancelable operating leases as of March 31, 2005 are as follows:

Year ending March 31:
2006	$1,644,355
2007	918,892
Future minimum lease payable	$2,563,247

The Company’s rent expense was approximately $1,603,243 for the year ended March 31, 2005.

(11)              Employee Benefit Plans

In October 1996, the Company implemented a retirement savings and investment plan that is intended to qualify under Section 401(k) of the Internal Revenue Code (the 401(k) Plan) covering all of the Company’s U.S.-based employees. An employee may elect to defer in the form of contributions to the 401(k) Plan on his or her behalf up to 15% of the total compensation that would otherwise be paid to the employee, not to exceed that amount allowed by applicable Internal Revenue Service guidelines. The Company does not match employee contributions to the 401(k) Plan.

(12)              Commitments and Contingencies

In October 2001, Gaio Technology Co., Ltd., (Gaio) filed a complaint against the Company and the Company’s subsidiary in Japan (Equator Japan) in the Tokyo District Court. Gaio’s complaint seeks any of (i) the total of US$1 million for development service fees and ¥12 million in monetary damages, (ii) ¥115,507,900 for development service fees or (iii) ¥132 million in monetary damages, and default interest. Gaio’s complaint relates to its alleged efforts to develop certain software for the Company and the Company’s alleged failure to compensate Gaio for its services. In support of its claims, Gaio alleges that the Company entered into a memorandum of understanding with the Company. The Company disputes Gaio’s allegation regarding entry into a memorandum of understanding and its complaint and other allegations. Equator Japan filed an answer to Gaio’s complaint in the Tokyo District Court on November 14, 2001 and the Company filed an answer on February 6, 2002.  Management believes that the range of potential loss associated with this litigation is approximately $87,000 to $1.2 million and that the ultimate resolution of this legal action will not have a material adverse effect on the consolidated financial position or results of operations of the Company or cash flows. An accrual for this contingency of approximately $87,000 was recorded at March 31, 2005.

In December 2004, a current Vice President of the Company and active member of the United States Air Force Reserves, filed suit against the Company claiming that the Company violated his rights under the United States Employment and Re-employment Rights Act of 1994 (USERRA). The suit alleges that the Company discriminated against the employee in terms of compensation, benefits, and equity because of leaves he took to serve the Air Force. In addition, the suit claims that the Company further retaliated against the employee in terms of compensation, benefits, and equity for raising concerns of USERRA violations. The Company denies the allegations of the suit in their entirety. Accordingly, no amount has been accrued as of March 31, 2005, as management believes a loss is not probable or estimable as defined in Statement of Financial Accounting Standards No. 5, Accounting For Contingencies.

The Company is routinely involved in legal and administrative proceedings incidental to its normal business activities. Management believes that these matters will not have a material adverse effect on financial position, results of operations, or cash flows.

(13)              Subsequent Events

On June 14, 2005, the Company was acquired by Pixelworks, Inc., for approximately $108 million in cash. Additionally, all outstanding options to purchase the Company’s stock were assumed by Pixelworks, Inc.

(b)         Pro Forma Financial Information.

The following unaudited pro forma condensed combined consolidated financial statements give effect to the acquisition of Equator Technologies, Inc. (Equator) by Pixelworks, Inc. (Pixelworks).  These pro forma condensed combined consolidated statements are presented for illustrative purposes only.  The pro forma adjustments described in the notes accompanying the statements are based upon available information and assumptions that we believe are reasonable.  These unaudited pro forma condensed combined consolidated financial statements do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition.  The pro forma condensed combined consolidated financial statements do not purport to represent what the consolidated results of operations of Pixelworks would actually have been if the acquisition had in fact occurred on the date we refer to below, nor do they purport to project the results of operations of Pixelworks for any future period or as of any historical dates.

Under the purchase method of accounting prescribed by Statement of Financial Accounting Standards No. 141, Business Combinations, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair market values.  The excess of the purchase price, including estimated fees and expenses related to the acquisition, over the net assets acquired is allocated to goodwill.

The unaudited pro forma condensed combined consolidated statement of operations for the six months ended June 30, 2005 was prepared by combining the historical consolidated statement of operations of Pixelworks for the six months ended June 30, 2005 and the historical statement of operations of Equator for the period from January 1, 2005 through June 14, 2005, giving effect for the acquisition as if it had occurred on January 1, 2004.  The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2004 was prepared by combining the historical consolidated statement of operations of Pixelworks for the year ended December 31, 2004 and the historical statement of operations of Equator for the year ended March 31, 2005, giving effect for the acquisition as if it had occurred on January 1, 2004.  The operating results of Equator are included in Pixelworks’ statement of operations beginning on the date of acquisition, June 14, 2005.

These unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of (a) Pixelworks, Inc. included in Form 10-Q for the three and six months ended June 30, 2005 (filed August 9, 2005), (b) Pixelworks, Inc. included in Form 10-K for the year ended December 31, 2004 (filed March 15, 2005), and (c) Equator Technologies, Inc. included elsewhere herein.

PIXELWORKS, INC.

UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Pixelworks Six Months Ended June 30, 2005	Equator January 1, 2005 through June 14, 2005 (A)	Pro Forma Adjustments		Pro Forma Combined

Revenue	$81,576	$14,966	$—		$96,542
Cost of revenue	48,456	8,468	3,259	(B)	60,183

Gross profit	33,120	6,498	(3,259)		36,359

Operating expenses:
Research and development	21,013	5,206	(77	)(C)	26,142
Selling, general and administrative	13,968	7,567	(131	)(C)	21,404
Stock-based compensation and amortization of purchased intangible assets	522	1,033	549	(D)	2,104

Total operating expenses	35,503	13,806	341		49,650

Loss from operations	(2,383)	(7,308)	(3,600)		(13,291)

Interest and other income (expense), net	957	(413)	(883	)(E)	(339)

Loss before income taxes	(1,426)	(7,721)	(4,483)		(13,630)

Provision for (recovery of) income taxes	13	3	(5,313	)(F)	(5,297)

Net loss	$(1,439)	$(7,724)	$830		$(8,333)

Net loss per share:
Basic	$(0.03)				$(0.18)
Diluted	$(0.03)				$(0.18)

Weighted average shares:
Basic	47,064				47,064
Diluted	47,064				47,064

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

PIXELWORKS, INC.

UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Pixelworks	Equator
	Year Ended	Year Ended
	December 31,	March 31,	Pro Forma		Pro Forma
	2004	2005	Adjustments		Combined

Revenue	$176,211	$20,443	$—		$196,654
Cost of revenue	89,655	10,478	8,105	(B)	108,238

Gross profit	86,556	9,965	(8,105)		88,416

Operating expenses:
Research and development	30,407	7,696	936	(C)	39,039
Selling, general and administrative	27,281	9,136	63	(C)	36,480
Stock-based compensation and amortization of purchased intangible assets	839	2,550	2,889	(D)	6,278

Total operating expenses	58,527	19,382	3,888		81,797

Income (loss) from operations	28,029	(9,417)	(11,993)		6,619

Interest and other income (expense), net	1,742	(634)	(1,680	)(E)	(572)

Income (loss) before income taxes	29,771	(10,051)	(13,673)		6,047

Provision for (recovery of) income taxes	7,990	(8)	(7,164	)(F)	818

Net income (loss)	$21,781	$(10,043)	$(6,509)		$5,229

Net income per share:
Basic	$0.47				$0.11
Diluted	$0.45				$0.11

Weighted average shares:
Basic	46,673				46,673
Diluted	52,062				49,413

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

PIXELWORKS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 1:                                                ACQUISITION

On June 14, 2005, Pixelworks acquired 100% of the outstanding shares of Equator for an aggregate purchase price of approximately $117,913, which consisted of cash of $107,854, the value of 1,263 options exchanged of $8,336, plus acquisition costs of $1,723.  The estimated fair value of the options exchanged was calculated using the Black-Scholes option pricing model with the average closing price of Pixelworks’ common stock for two days prior to the announcement of the Agreement and Plan of Merger, the day of the announcement, and two days following the announcement ($7.62 per share) and following weighted average assumptions: risk-free interest rate of 2.55%, an expected dividend yield of 0%, an expected life of 1.2 years, and volatility of 59%.

The purchase price was allocated to the assets acquired and liabilities assumed based on management's estimate of fair values.  The excess of purchase price over the fair value of net assets acquired reflects the benefits from expansion of market opportunities and customer relationships.  Such balance sheet information includes the following as estimated on the date of acquisition:

Purchase price:
Cash consideration		$109,577
Value of stock options exchanged		8,336
Total consideration		117,913

Allocated to:
Book value of Equator’s assets and liabilities	8,797
Adjustments to step-up assets and liabilities to fair value:
Inventory	5,190
Property and equipment	(346)
Deferred income taxes	3,322
Unfavorable lease costs	(683)
Deferred stock compensation	2,219
Fair value of tangible net assets acquired		18,499
Identifiable intangible assets:
Developed technology (5 year useful life)	36,800
Customer relationships (3 year useful life)	3,400
Backlog (2.5 month useful life)	600
Trademark (1 year useful life)	200	41,000

Excess purchase price allocated to goodwill		$58,414

The purchase price allocation is substantially complete.  Certain items may impact the final purchase price allocation.  Although we do not anticipate significant revisions to the purchase price allocation, material adjustments could occur.

NOTE 2:                                                PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined consolidated financial statements give effect to the following pro forma adjustments:

(A)      The financial statements for Equator were derived by adding the three months ended March 31, 2005, to the period from April 1, 2005 through June 14, 2005 (date of acquisition).  The three months ended March 31, 2005 is also included in the pro forma condensed combined consolidated statement of operations for the year ended December 31, 2004.  Summarized operating information about the duplicated quarter is as follows:

Revenue	$6,942
Expenses	(9,638)

Net loss	$(2,696)

(B)        To reflect the increase in cost of revenue due to (1) the amortization of developed technology, (2) the amortization of acquired backlog, (3) shareholder bonus plan amounts payable to continuing Equator employees, (4) stock-based compensation related to options assumed, (5) change in depreciation expense, and (6) the amortization of unfavorable lease costs.

(C)        To reflect the change in research and development expense and selling, general and administrative expense due to (1) shareholder bonus plan amounts payable to continuing Equator employees, (2) the change in depreciation expense, and (3) the amortization of unfavorable lease costs.

(D)       To reflect the increase in stock-based compensation and amortization of purchased intangible assets due to (1) stock-based compensation expense related to options assumed, (2) the amortization of trademarks, and (3) the amortization of customer relationships.

(E)         To reflect the decrease in interest and other income (expense), net due to (1) the reduction in interest income from the use of funds for the acquisition offset by (2) the reduction in interest expense related to the debt paid off simultaneously with the close of the acquisition.

(F)         To reflect the pro forma tax effect as if the entities were combined as of the beginning of the earliest period presented.

The shareholder bonus plan amounts payable to continuing Equator employees reflected in the pro forma condensed combined consolidated statement of operations for the year ended December 31, 2004, is based on Equator’s revenue for the year ended March 31, 2005.  The actual amount that will be reflected in Pixelworks consolidated operating results will be based on Equator’s revenue generated through March 31, 2006.  The adjustment to mark-up inventory to fair value of $5,190 is not included in cost of revenue in the pro forma condensed combined consolidated statement of operations for the year ended December 31, 2004, as it is not reflective of the ongoing operations of the combined entities.

(c)          Exhibits

2.1         Agreement and Plan of Merger dated April 28, 2005 among Pixelworks, Inc., Equator Technologies, Inc., Twain Sub, Inc., and Robert C. Fox, Jr., as Shareholders’ Agent. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, dated April 28, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Date: August 30, 2005	By:	/s/ Jeffrey B. Bouchard
Jeffrey B. Bouchard
Vice President, Finance and Chief
Financial Officer